Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Federal Bancorp, Inc. of Louisiana (the “Company”) of our report dated September 9, 2011, relating to the consolidated financial statements of the Company and subsidiary, which is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

A Professional Accounting Corporation

Metairie, Louisiana
May 29, 2012